Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MBIA Inc. 401(k) Plan

Armonk, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46062) of MBIA Inc. of our report dated May 13, 2013, relating to the financial statements and supplemental schedule of the MBIA Inc. 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

May 13, 2013

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